                                                             EXHIBIT 11.1

                VALERO ENERGY CORPORATION AND SUBSIDIARIES
              (formerly Valero Refining and Marketing Company)
                   COMPUTATION OF EARNINGS PER SHARE
              (Thousands of Dollars, Except Per Share Amounts)

                                                      Three Months Ended               Six Months Ended
                                                            June 30,                       June 30,
                                                     1997           1996              1997            1996

COMPUTATION OF EARNINGS PER
 SHARE ASSUMING NO DILUTION:
   Income from continuing
     operations. . . . . . . . . . . . . . .  $    27,598   $       18,164     $     47,409        $   21,127

   Income (loss) from discontinued
      operations, net of income taxes. . . .  $   (10,869)  $        2,677     $    (15,240)       $   19,628
   Less:  Preferred stock dividend
      requirements and redemption
      premium. . . . . . . . . . . . . . . .       (1,826)          (2,841)          (4,592)           (5,682)

   Income (loss) from discontinued
      operations applicable to common
      stock. . . . . . . . . . . . . . . . .  $   (12,695)  $         (164)    $    (19,832)     $     13,946

   Weighted average number of shares of
      common stock outstanding . . . . . . .   50,163,762       43,901,049       47,287,734        43,824,800

   Earnings (loss) per share assuming
     no dilution:
      Continuing operations. . . . . . . . . $        .55   $          .41     $       1.00      $        .48
      Discontinued operations. . . . . . . .         (.26)            -                (.42)              .32
         Total . . . . . . . . . . . . . . . $        .29   $          .41     $        .58      $        .80

COMPUTATION OF EARNINGS PER
 SHARE ASSUMING FULL DILUTION:
   Income from continuing operations
      assuming full dilution . . . . . . . . $     27,598    $      18,164     $     47,409      $     21,127

   Income (loss) from discontinued
     operations, net of income taxes . . . . $    (10,869)   $       2,677     $    (15,240)     $     19,628
   Less:  Preferred stock dividend
      requirements and redemption
      premium. . . . . . . . . . . . . . . .       (1,826)          (2,841)          (4,592)           (5,682)
   Add:  Reduction of preferred stock
      dividends applicable to the
      assumed conversion of Convertible
      Preferred Stock at the beginning
      of the period. . . . . . . . . . . . .        1,826            2,696            4,522             5,391

   Income (loss) from discontinued
      operations applicable to common
      stock assuming full dilution . . . . .  $   (10,869)   $       2,532     $    (15,310)     $     19,337

   Weighted average number of shares of
      common stock outstanding . . . . . . .   50,163,762       43,901,049       47,287,734        43,824,800
   Weighted average common stock
      equivalents applicable to stock
      options. . . . . . . . . . . . . . . .      584,107          553,341          561,703           496,078
   Weighted average shares issuable upon
      assumed conversion of Convertible
      Preferred Stock at the beginning
      of the period. . . . . . . . . . . . .    3,596,219        6,381,798        4,989,009         6,381,798

   Weighted average shares used for
     computation . . . . . . . . . . . . . .   54,344,088       50,836,188       52,838,446        50,702,676

   Earnings (loss) per share assuming
    full dilution:
      Continuing operations. . . . . . . . .  $       .51      $       .36      $       .90       $       .42
      Discontinued operations. . . . . . . .         (.20)             .05             (.29)              .38
         Total . . . . . . . . . . . . . . .  $       .31 (a)  $       .41 (b)  $       .61  (a)  $       .80 (b)

(a)   This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive result.
(b)   This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.